SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 15, 2003

Gables Realty Limited Partnership
(Exact name of Registrant as specified in its charter)

Delaware	000-22683	58-2077966
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Yamato Road, Suite 510
Boca Raton,  FL  33431
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code:
(561) 997-9700

ITEM 5. Other Events.

            Gables Realty Limited Partnership (the "Company") is updating its financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2002 to reflect (i) the application of the requirements of Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," to the sale by the Company of an apartment community in February 2003 that requires the results of the operations of this apartment community be retroactively reclassified as discontinued operations in all periods presented; and (ii) the adoption of SFAS No. 145, "Rescission of SFAS Nos. 4, 44 and 64, Amendment of SFAS No. 13, and Technical Corrections," in the first quarter of 2003 that results in the reclassification of the loss from the May 2002 early extinguishment of debt from extraordinary items to unusual items within continuing operations in the Company's consolidated statements of operations.  These reclassifications have no effect on the Company's reported net income available to common unitholders in any prior period.

          This Report on Form 8-K updates Items 6, 7, 8 and 15 of the Company's Form 10-K originally filed with the SEC on March 31, 2003 to reflect the apartment community sold during 2003 as discontinued operations and to reflect loss from early extinguishment of debt as unusual items within continuing operations. In addition, in light of the guidance published by the Staff of the Division of Corporation Finance of the SEC under Regulation G and Item 10(e) of Regulation S-K, the Company is expanding its related disclosures in the applicable portions of Items 6, 7, 8 and 15 of such Form 10-K.  This report on Form 8-K speaks as of the original filing date of the Company’s Form 10-K and, except as expressly provided above, has not been updated to reflect events occurring subsequent to the original filing date.

Index to Exhibit 99.1	Page Number
Selected Financial Data	1
Management's Discussion and Analysis of Financial Condition and Results of Operations	4
Financial Statements	22

ITEM 7. Exhibits.

Exhibit No.
23.1	Independent Auditors’ Consent
99.1

Item 6.  Selected Financial and Operating Information, Item 7.  Management's Discussion and Analysis of Financial Condition and Results of Operations, Item 8.  Financial Statements and Supplementary Data and Item 15.  Exhibits, Financial Statement Schedules and Reports on Form 8-K

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 15, 2003
Gables Realty Limited Partnership
By: Gables GP, Inc. Its: General Partner
	By:	/s/ Marvin R. Banks, Jr. Name: Marvin R. Banks, Jr. Title: Senior Vice President and Chief Financial Officer